SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 12, 2000


                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                  0-21637                    95-4592204
 (State or Other Jurisdiction      (Commission                 (IRS Employer
       of Incorporation)           File Number)              Identification No.)


                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                    (Address of Principal Executive Offices)


                                 (818) 615-1500
                         (Registrant's Telephone Number)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

        The Audit Committee and Board of Directors of Brilliant Digital Entertainment, Inc. have approved the engagement of BDO Seidman, LLP as Brilliant's independent auditors for the year ending December 31, 2000 to replace the firm of PricewaterhouseCoopers, LLP, who were dismissed as auditors of the Company effective October 12, 2000.

        PricewaterhouseCoopers, LLP audited the consolidated balance sheets of the Company, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the fiscal years ended December 31, 1998 and 1999 (collectively, the "Financial Statements"). PricewaterhouseCoopers, LLP's reports on the Financial Statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        In connection with the audits of Brilliant's financial statements for each of the fiscal years ended December 31, 1998 and 1999, and through October 12, 2000, there were no disagreements with PricewaterhouseCoopers, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused PricewaterhouseCoopers, LLP to make reference to the matter in their report.

        Brilliant has requested that PricewaterhouseCoopers, LLP furnish to Brilliant a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated October 17, 2000, is filed as
Exhibit 99.1 to this Form 8-K.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 16, 2000                BRILLIANT DIGITAL ENTERTAINMENT, INC.

                                        By:     /S/ MICHAEL OZEN
                                             ----------------------------
                                             Michael Ozen
                                             Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT                                                                     PAGE

99.1       Letter from PricewaterhouseCoopers, LLP, dated October 17, 2000    5